Exhibit 4.2

[DATE]

PAULSON CAPITAL (DELAWARE) CORP.

INCENTIVE STOCK OPTION AGREEMENT

UNDER 2013 EQUITY INCENTIVE PLAN

This INCENTIVE STOCK OPTION AGREEMENT is made between PAULSON CAPITAL (DELAWARE) CORP. (the “Company”), a Delaware corporation, and _______________(the “Optionee”), pursuant to the Company’s 2013 Equity Incentive Plan (the “Plan”). The Company and the Optionee agree as follows:

1. Option Grant: The Company hereby grants to the Optionee, on the terms and conditions of this Agreement and the Plan, the right and the option (the “Option”) to purchase all or any of __________ shares (the “Grant Shares”) of the Company's Common Stock at a purchase price of $__________ per share. The terms and conditions applicable to grants of options of the Company's Common Stock, as set forth in the Plan, are hereby incorporated into and made part of this Agreement.

2. Time of Exercise of Option. The grant date of this Option is effective as of __________ (the “Grant Date”). Subject to the terms and conditions set forth herein and until the Option expires or is terminated as provided in the Plan, the Option may be exercised from time to time to purchase Grant Shares as follows:

On __________, this Option shall become immediately exercisable to purchase all of the Grant Shares.

3. Expiration: The Option shall continue in effect until the earlier of __________, or the date ninety days after the Optionee’s service with the Company terminates (other than by reason of death or total disability, in which case the Option shall terminate 12 months after such termination of service), unless earlier terminated as provided in the Plan.

PAULSON CAPITAL (DELAWARE) CORP.		OPTIONEE

By:
	Kellie M. Davis	[NAME]
Corporate Secretary

[DATE]

PAULSON CAPITAL (DELWARE) CORP.

NON-STATUTORY STOCK OPTION AGREEMENT

UNDER 2013 EQUITY INCENTIVE PLAN

This NON-STATUTORY STOCK OPTION AGREEMENT is made between PAULSON CAPITAL CORP. (the “Company”), an Oregon corporation, and _______________(the “Optionee”), pursuant to the Company’s 2013 Equity Inventive Plan (the “Plan”). The Company and the Optionee agree as follows:

1. Option Grant: The Company hereby grants to the Optionee, on the terms and conditions of this Agreement and the Plan, the right and the option (the “Option”) to purchase all or any of __________ shares (the “Grant Shares”) of the Company's Common Stock at a purchase price of $__________ per share. The terms and conditions applicable to grants of options of the Company's Common Stock, as set forth in the Plan, are hereby incorporated into and made part of this Agreement.

2. Time of Exercise of Option. The grant date of this Option is effective as of __________ (the “Grant Date”). Subject to the terms and conditions set forth herein and until the Option expires or is terminated as provided in the Plan, the Option may be exercised from time to time to purchase Grant Shares as follows:

On __________, this Option shall become immediately exercisable to purchase all of the Grant Shares.

3. Expiration: The Option shall continue in effect until the earlier of __________, or the date ninety days after the Optionee’s service with the Company terminates (other than by reason of death or total disability, in which case the Option shall terminate 12 months after such termination of service), unless earlier terminated as provided in the Plan.

	PAULSON CAPITAL (DELAWARE) CORP.	OPTIONEE

By:
	Kellie M. Davis	[NAME]
Corporate Secretary